EXHIBIT 5

November 21, 1996


Registration Office
Securities and Exchange Commission
Washington, DC  20549

To Whom It May Concern:

I am writing as Corporate Counsel for The Peak Technologies Group, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of a registration statement of Form S-8 (the "Registration Statement") in connection with the registration of 500,000 shares (collectively, the "Shares") of the Company's common stock, par value $.01 per share (the "Common Stock") issuable pursuant to the Non-qualified Stock Option Plan (the "Plan"), of The Peak
Technologies Group, Inc.

In rendering the opinion expressed below, I have examined originals or copies certified or otherwise identified to our satisfaction of all such records of the Company, agreements and other instruments, certificates of public officials, certificates of officers and representatives of the Company and such other documents, as I have deemed necessary as a basis for the opinion expressed below. In my examination, I have assumed, and have not verified, that the signatures on all documents which we have examined are genuine, the authenticity of all documents submitted to me as originals and the conformity with authentic original documents of all documents submitted to me as copies. As to various questions of fact material to such opinions I have, when relevant facts were not independently established, relied upon certifications by officers of the Company and other appropriate persons.

Based on the foregoing, and having regard to legal considerations I deem relevant, I am of the opinion that the shares are duly authorized and, when issued by the Company in accordance with the terms of the Plan, will constitute legally issued, fully paid and non-assessable shares of the Company's Common Stock.

I express no opinion other than as to the federal laws of the United States of America, the laws of the State of New York and General Corporation
Law of the State of Delaware.

I hereby consent to the filing of the opinion as Exhibit 5 to the Registration Statement and to the reference to me under the heading "Legal Matters" in the Prospectus included in the Registration Statement.

Very Truly Yours,

/s/ Dianne R. Sagner
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Dianne R. Sagner, Esq.
Corporate Counsel